Ex. 23.1. Consent of Independent Certified Public Accountants:
          Deloitte & Touche LLP.

INDEPENDENT AUDITORS' CONSENT
We consent to the incorporation by reference in Registration Statement No. 33-52609 on Form S-3, in Pre-Effective Amendment No. 1 to Registration Statement No. 33-52205 on Form S-3, in Post-Effective Amendment No. 1 to Registration Statement No. 2-62919 on Form S-3, in Registration Statement Nos. 33-9501, 33-21556, and 33-57107 on Form S-8 of First Security Corporation of our report dated February 22, 1996, appearing in this Annual Report on Form 10-K of First Security Corporation for the year ended December 31, 1995.

[SIGNED]

DELOITTE & TOUCHE LLP

Salt Lake City, Utah
March 25, 1996